Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated May 26, 2006, on the consolidated financial statements of Buy.com Inc. as of December 31, 2004 and 2005 and for each of the three years in the period ended December 31, 2005 (and to all references to our Firm) included in or made a part of this Amendment No. 10 to this Registration Statement (File No. 333-122265) on Form S-1.

/s/    MAYER HOFFMAN MCCANN P.C.

MAYER HOFFMAN MCCANN P.C.

Orange County, California

May 30, 2006